Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

Schaumburg, Ill. (February 27, 2014) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the fourth quarter of 2013, posting its fourth consecutive quarter of sequential improvement in the decline of new enrollments and total enrollment across its family of ongoing schools.

Non-financial metrics indicating positive trends for the fourth quarter of 2013 as compared to fourth quarter of 2012, excluding Transitional Schools, include:

•	New student enrollment growth for CTU (4%), Health Education (21%) and Design & Technology (12%),

•	a 49% improvement in the rate at which we convert a prospective student to a new student enrollment, cumulatively reflecting improvement across all segments,

•	higher student applications across all segments with a 38% overall improvement,

•	slight improvement in retention rates, and

•	a 2.1% decline in new student acquisition costs.

“We continue to make solid operational progress in the turnaround of the Company,” said President and CEO Scott W. Steffey. “We had new student enrollment growth in the last part of the fourth quarter at CTU, Design & Technology, and Health Education and the early results in 2014 are encouraging, which I will speak to in more detail on the earnings call. Furthermore, we expect Culinary Arts’ total enrollments to improve as we mark the one year anniversary, in April, of the re-introduction of the associates program.”

The Company disclosed that operating expenses dropped by $59.0 million in the fourth quarter and by more than $200.0 million for the full year (excluding significant items disclosed in the non-GAAP reconciliation referred to below). Net cash used in operating activities dropped to $8.0 million in the fourth quarter versus $10.9 million in the third quarter and $52.8 million in the second quarter.

“We significantly reduced operating expenses, completed the sale of our International operations and continued winding down campuses in our Transitional Schools segment during 2013,” said Steffey. “There is still more room for operating expense reduction in 2014, without negatively impacting our improving results, over and above the Transitional School closures.”

Career Education reported total revenue of $247.1 million, and net loss of $30.6 million, or -$0.46 per diluted share, for the fourth quarter of 2013 compared to total revenue of $303.3 million and net loss of $61.5 million, or -$0.93 per diluted share, for the fourth quarter of 2012. For the full year 2013, total revenue of $1.06 billion, and net loss of $164.3 million, or -$2.46 per diluted share decreased from total revenue of $1.34 billion and net loss of $142.8 million, or -$2.15 per diluted share, for the full year 2012.

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. On a non-GAAP basis, the loss per diluted share from continuing operations was -$0.29 for the fourth quarter of 2013 as compared to a loss per diluted share of -$0.54 for the fourth quarter of 2012. For the year ended December 31, 2013, on a non-GAAP basis, the loss per diluted share from continuing operations was -$1.41 as compared to a loss per diluted share of -$0.67 for the year ended December 31, 2012. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

CEC ANNOUNCES 4Q13 RESULTS …PG 2

CONSOLIDATED RESULTS

Quarter Ended December 31, 2013

•	Total revenue was $247.1 million for the fourth quarter of 2013, an 18.5 percent decrease from $303.3 million for the fourth quarter of 2012.

•

Operating losses of $59.0 million and $91.5 million were reported for the fourth quarters of 2013 and 2012, respectively. The operating margin was -23.9 percent for the fourth quarter of 2013 versus -30.2 percent for the fourth quarter of 2012.

•

The loss from continuing operations for the quarter ended December 31, 2013 was $107.9 million, or -$1.61 per diluted share, compared to the loss from continuing operations of $70.9 million, or -$1.07 per diluted share, for the quarter ended December 31, 2012.

•

On December 3, 2013, the Company completed the sale and transfer of control of its International Segment, which consisted of its INSEEC schools and the International University of Monaco located in France and Monaco, respectively. Fourth quarter and full year 2013 results include a $130.1 million pretax gain on sale reported within discontinued operations. This sale reflects the Company’s strategy to redeploy assets to rebuild its domestic educational institutions and improve its options for accelerating growth.

•	The operating results for the quarters ended December 31, 2013 and 2012 include the following significant items:

	Significant Items (In Millions)	Loss per Diluted Share Impact
Quarter Ended December 31, 2013
Legal Settlements	$15.7	$0.15
Asset Impairments	7.0	0.07
Severance and Related Costs	1.8	0.02
Deferred Tax Valuation Allowance		1.08

TOTAL	$24.5	$1.32

Quarter Ended December 31, 2012
Asset Impairments	$40.8	$0.40
Severance and Related Costs	13.1	0.13

TOTAL	$53.9	$0.53

CEC ANNOUNCES 4Q13 RESULTS …PG 3

•

During the fourth quarter of 2013, the Company recorded $15.7 million in legal settlements primarily related to a $15.5 million pending legal settlement within Culinary Arts. In addition, the Company recorded $7.0 million of non-cash asset impairments primarily within Design &Technology ($4.0) related to long-lived assets for ongoing schools ($2.3) and decisions made to exit certain leased facilities ($1.7), and within Transitional Schools ($2.5). The Company also recorded $1.8 million of severance and related costs in connection with both its reduction in force and campus closure actions. During the fourth quarter of 2012, the Company recorded $40.8 million of non-cash asset impairments charges primarily within Transitional Schools ($28.3) and trade name impairment charges within Culinary Arts ($8.1) and Health Education ($3.5). The Company also recorded $13.1 million of severance and related charges related to its reduction in force and campus closure initiatives in the fourth quarter of 2012.

•

During the fourth quarter of 2013, the Company recorded a $72.2 million valuation allowance against its deferred tax assets. This non-cash charge, reducing the benefit from income taxes for continuing operations, is a result of the Company’s assessment of the realizability of its deferred tax assets over a certain period of time. A primary factor in the assessment is that the Company is in a cumulative loss position over the three-year period ended December 31, 2013. This valuation allowance can be reduced or reversed in the future as the Company returns to profitability.

•

Excluding the significant items in the table above, the operating loss was $34.5 million in the fourth quarter of 2013 as compared to $37.6 million in the fourth quarter of 2012. The operating margin was -14.0 percent during the fourth quarter of 2013 as compared to -12.4 percent during the fourth quarter of 2012.

Year Ended December 31, 2013

•	Total revenue was $1.06 billion for the year ended December 31, 2013, compared to $1.34 billion for the year ended December 31, 2012.

•

The operating loss for the year ended December 31, 2013 was $214.7 million, versus an operating loss of $197.0 million for the year ended December 31, 2012. The operating margins were -20.3 percent and -14.6 percent for the years ended December 31, 2013 and 2012, respectively.

•

The loss from continuing operations for the year ended December 31, 2013, was $201.7 million, or -$3.02 per diluted share, compared to the loss from continuing operations of $149.0 million, or -$2.24 per diluted share, for the year ended December 31, 2012.

•	The operating results for the years ended December 31, 2013 and 2012 include the following significant items:

	Significant Items (In Millions)	Loss per Diluted Share Impact
Year Ended December 31, 2013
Legal Settlements	$26.0	$0.25
Asset Impairments	22.7	0.22
Severance and Related Costs	6.2	0.06
Deferred Tax Valuation Allowance		1.08

TOTAL	$54.9	$1.61

Year Ended December 31, 2012
Goodwill and Asset Impairments	$125.5	$1.62
Severance and Related Costs	14.0	0.14
Insurance Recoveries	(19.0)	(0.19)

TOTAL	$120.5	$1.57

CEC ANNOUNCES 4Q13 RESULTS …PG 4

•

During the year ended December 31, 2013, the Company recorded legal settlements of $26.0 million within Culinary Arts ($15.5), Health Education ($8.8), and Transitional Schools ($1.7). The Company also recorded $22.7 million of non-cash asset impairments primarily within Culinary Arts ($13.0), Design & Technology ($4.1) and Transitional Schools ($2.6). In addition, $6.2 million and $14.0 million in severance and related costs were recorded in 2013 and 2012, respectively, in connection with the reduction in force and campus closure initiatives which started in 2012 and continued throughout 2013. The operating results for the year ended December 31, 2012 also included $125.5 million of non-cash goodwill and asset impairment charges primarily within Health Education ($44.8), Design & Technology ($40.8), Transitional Schools ($28.4) and Culinary Arts ($8.1) and a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies.

•

Excluding the significant items in the table above, the operating loss was $159.8 million for the year ended December 31, 2013 and $76.5 million for the year ended December 31, 2012. The operating margin was -15.1 percent and -5.7 percent for the years ended December 31, 2013 and 2012, respectively.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

Net cash flows used in operating activities increased to $85.8 million for the year ended December 31, 2013, compared to $16.8 million for the year ended December 31, 2012.

On December 3, 2013, the Company received proceeds of $276.5 million upon the completion of the sale of its International operations.

Capital expenditures decreased to $19.6 million during the year ended December 31, 2013, from $37.9 million for the year ended December 31, 2012, representing 1.6 percent and 2.5 percent of total revenue of continuing and discontinued operations during the years ended December 31, 2013 and 2012, respectively.

Financial Position

As of December 31, 2013 and December 31, 2012, cash and cash equivalents and short-term investments totaled $363.1 million and $274.6 million, respectively. The Company has recorded receivables for income tax refunds which include approximately $10.8 million that was originally expected to be received in 2013.

Credit Agreements

On December 30, 2013, the Company entered into a $70.0 million Amended and Restated Credit Agreement (the “Credit Agreement”) with BMO Harris Bank N.A. The revolving credit facility under the Credit Agreement is scheduled to mature on June 30, 2016 and replaced the original credit agreement entered into in December 2012, which was due to expire on January 31, 2014.

CEC ANNOUNCES 4Q13 RESULTS …PG 5

TOTAL STUDENT ENROLLMENTS AND NEW STUDENT ENROLLMENTS

Total Student Enrollments

Total student enrollments by reportable segment as of December 31, 2013 and 2012 were as follows:

	As of December 31,		% Change
	2013	2012	2013 vs. 2012
Total Student Enrollments
CTU	20,800	21,600	-4%
AIU	11,600	14,200	-18%

Total University Schools	32,400	35,800	-9%

Health Education	7,000	7,400	-5%
Culinary Arts	7,900	8,500	-7%
Design & Technology	4,000	4,700	-15%

Total Career Schools	18,900	20,600	-8%

Subtotal	51,300	56,400	-9%
Transitional Schools	2,400	7,900	NM

Total	53,700	64,300	-16%

New Student Enrollments

New student enrollments by reportable segment for the quarters ended December 31, 2013 and 2012 were as follows:

	For the Quarter Ended December 31,		% Change
	2013	2012	2013 vs. 2012
New Student Enrollments
CTU	5,260	5,040	4%
AIU	2,520	3,370	-25%

Total University Schools	7,780	8,410	-7%

Health Education	1,200	990	21%
Culinary Arts	2,010	2,810	-28%
Design & Technology	460	410	12%

Total Career Schools	3,670	4,210	-13%

Subtotal	11,450	12,620	-9%
Transitional Schools (1)	60	1,110	NM

Total	11,510	13,730	-16%

(1)	Students who re-enter after 365 days are reported as new enrollments; campuses within the Transitional Schools segment no longer enroll new students.

CEC ANNOUNCES 4Q13 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, February 27, 2014 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 36549819. The slides that will be referenced during the call will be available at www.careered.com in the Investor Relations section of the website. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 36549819.

ABOUT CAREER EDUCATION CORPORATION

The schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. CEC serves students from campuses throughout the United States offering doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges (“SBI” and “SBC”, respectively). Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s schools and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “continue”, “project”, “trend”, “will”, “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility and student loan default rate standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 4Q13 RESULTS …PG 7

CONTACT

Investors:	Doug Craney

Vice President, Investor Relations and Business Development

(847) 585-3899

Media:	Mark Spencer

Director, Corporate Communications

(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$318,943	$112,884
Restricted cash	12,564	97,878
Short-term investments	31,592	63,876

Total cash and cash equivalents and short-term investments	363,099	274,638

Student receivables, net	34,650	54,194
Receivables, other, net	27,440	2,084
Prepaid expenses	20,750	38,225
Inventories	6,741	8,361
Deferred income tax assets, net	3,606	7,088
Other current assets	3,468	4,393
Assets of discontinued operations	263	154,578

Total current assets	460,017	543,561

NON-CURRENT ASSETS:
Property and equipment, net	182,396	247,788
Goodwill	87,356	87,356
Intangible assets, net	40,117	56,006
Student receivables, net	5,208	6,823
Deferred income tax assets, net	10,644	47,349
Other assets, net	18,107	30,276
Assets of discontinued operations	1,200	103,544

TOTAL ASSETS	$805,045	$1,122,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$—	$80,000
Accounts payable	24,651	32,070
Accrued expenses:
Payroll and related benefits	34,172	38,772
Advertising and production costs	17,599	20,963
Income taxes	14,994	—
Other	43,275	34,999
Deferred tuition revenue	61,131	69,675
Liabilities of discontinued operations	11,610	76,236

Total current liabilities	207,432	352,715

NON-CURRENT LIABILITIES:
Deferred rent obligations	83,843	93,611
Other liabilities	30,804	28,648
Liabilities of discontinued operations	27,582	35,939

Total non-current liabilities	142,229	158,198

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	819	816
Additional paid-in capital	600,904	596,826
Accumulated other comprehensive loss	(503)	(4,785)
Retained earnings	68,658	232,921
Cost of shares in treasury	(214,494)	(213,988)

Total stockholders’ equity	455,384	611,790

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$805,045	$1,122,703

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment, and also completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results reflect these schools and campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31, (1)
	2013	% of Total Revenue	2012	% of Total Revenue
REVENUE:
Tuition and registration fees	$243,879	98.7%	$297,991	98.3%
Other	3,215	1.3%	5,285	1.7%

Total revenue	247,094		303,276

OPERATING EXPENSES:
Educational services and facilities	97,073	39.3%	118,049	38.9%
General and administrative	185,488	75.1%	216,352	71.3%
Depreciation and amortization	16,579	6.7%	19,558	6.4%
Goodwill and asset impairment	6,979	2.8%	40,844	13.5%

Total operating expenses	306,119	123.9%	394,803	130.2%

Operating loss	(59,025)	-23.9%	(91,527)	-30.2%

OTHER INCOME:
Interest income	162	0.1%	246	0.1%
Interest expense	(227)	-0.1%	(56)	0.0%
Miscellaneous income (expense)	328	0.1%	(163)	-0.1%

Total other income	263	0.1%	27	0.0%

PRETAX LOSS	(58,762)	-23.8%	(91,500)	-30.2%
Provision for (benefit from) income taxes	49,088	19.9%	(20,569)	-6.8%

LOSS FROM CONTINUING OPERATIONS	(107,850)	-43.6%	(70,931)	-23.4%
Income from discontinued operations, net of tax	77,244	31.3%	9,439	3.1%

NET LOSS	(30,606)	-12.4%	(61,492)	-20.3%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(3,247)		4,056
Unrealized (losses) gains on investments	(54)		174

Total other comprehensive (loss) income	(3,301)		4,230

COMPREHENSIVE LOSS	$(33,907)		$(57,262)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(1.61)		$(1.07)
Income from discontinued operations	1.15		0.14

Net loss per share	$(0.46)		$(0.93)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,916		66,199

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment, and also completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results reflect these schools and campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31, (1)
	2013	% of Total Revenue	2012	% of Total Revenue
REVENUE:
Tuition and registration fees	$1,040,987	98.5%	$1,316,848	97.9%
Other	16,373	1.5%	28,032	2.1%

Total revenue	1,057,360		1,344,880

OPERATING EXPENSES:
Educational services and facilities	406,285	38.4%	489,858	36.4%
General and administrative	774,432	73.2%	851,757	63.3%
Depreciation and amortization	68,640	6.5%	74,737	5.6%
Goodwill and asset impairment	22,687	2.1%	125,529	9.3%

Total operating expenses	1,272,044	120.3%	1,541,881	114.6%

Operating loss	(214,684)	-20.3%	(197,001)	-14.6%

OTHER (EXPENSE) INCOME:
Interest income	1,361	0.1%	1,199	0.1%
Interest expense	(1,354)	-0.1%	(147)	0.0%
Loss on sale of business	(6,905)	-0.7%	—	0.0%
Miscellaneous income (expense)	242	0.0%	(156)	0.0%

Total other (expense) income	(6,656)	-0.6%	896	0.1%

PRETAX LOSS	(221,340)	-20.9%	(196,105)	-14.6%
Benefit from income taxes	(19,672)	-1.9%	(47,150)	-3.5%

LOSS FROM CONTINUING OPERATIONS	(201,668)	-19.1%	(148,955)	-11.1%
Income from discontinued operations, net of tax	37,405	3.5%	6,159	0.5%

NET LOSS	(164,263)	-15.5%	(142,796)	-10.6%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	4,295		503
Unrealized losses on investments	(13)		(152)

Total other comprehensive income	4,282		351

COMPREHENSIVE LOSS	$(159,981)		$(142,445)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(3.02)		$(2.24)
Income from discontinued operations	0.56		0.09

Net loss per share	$(2.46)		$(2.15)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	66,738		66,475

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment, and also completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results reflect these schools and campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATING (LOSS) INCOME BY QUARTER

(In thousands)

	For the 2013 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$285,620	$264,800	$246,688	$243,879	$1,040,987
Other	4,583	4,039	4,536	3,215	16,373

Total revenue	290,203	268,839	251,224	247,094	1,057,360

OPERATING EXPENSES:
Educational services and facilities	107,950	101,697	99,565	97,073	406,285
General and administrative	194,102	204,548	190,294	185,488	774,432
Depreciation and amortization	17,619	17,453	16,989	16,579	68,640
Goodwill and asset impairment	157	3,966	11,585	6,979	22,687

Total operating expenses	319,828	327,664	318,433	306,119	1,272,044

OPERATING LOSS	$(29,625)	$(58,825)	$(67,209)	$(59,025)	$(214,684)

	For the 2012 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$373,230	$336,941	$308,686	$297,991	$1,316,848
Other	10,471	6,072	6,204	5,285	28,032

Total revenue	383,701	343,013	314,890	303,276	1,344,880

OPERATING EXPENSES:
Educational services and facilities	128,765	126,071	116,973	118,049	489,858
General and administrative	201,554	215,010	218,841	216,352	851,757
Depreciation and amortization	18,348	18,193	18,638	19,558	74,737
Goodwill and asset impairment	83	84,602	—	40,844	125,529

Total operating expenses	348,750	443,876	354,452	394,803	1,541,881

OPERATING INCOME (LOSS)	$34,951	$(100,863)	$(39,562)	$(91,527)	$(197,001)

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment, and also completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results reflect these schools and campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,(1)
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(164,263)	$(142,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and asset impairment	22,691	127,007
Loss on sale of student receivables	—	720
Depreciation and amortization expense	73,150	81,813
Bad debt expense	28,892	40,022
Compensation expense related to share-based awards	6,699	9,687
Gain on sale of businesses, net	(123,204)	—
Gain on bargain purchase	—	(669)
Loss on disposition of property and equipment	118	301
Deferred income taxes	58,087	(42,014)
Changes in operating assets and liabilities
Accrued expenses and deferred rent obligations	(4,885)	(19,473)
Deferred tuition revenue	(13,907)	(35,882)
Student receivables, net of allowance for doubtful accounts	16,306	(39,995)
Other operating assets and liabilities	14,512	4,481

Net cash used in operating activities	(85,804)	(16,798)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(40,842)	(147,085)
Sales of available-for-sale investments	73,070	246,464
Purchases of property and equipment	(19,636)	(37,944)
Proceeds on the sale of business, net of cash divested	156,816	—
Payments of cash upon sale of asset	(2,525)	—
Business acquisitions, net of acquired cash	—	(1,721)
Other	(17)	(1,359)

Net cash provided by investing activities	166,866	58,355

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(56,431)
Issuance of common stock	998	1,599
Tax benefit associated with stock option exercises	1	—
Payments of assumed loans upon business acquisition	—	(318)
Payments of contingent consideration	—	(5,818)
Borrowings from credit facility	—	80,000
Payments on borrowings	(80,000)	—
Change in restricted cash	85,314	(97,878)
Payments of capital lease obligations	(210)	(844)

Net cash provided by (used in) financing activities	6,103	(79,690)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(8,844)	(1,837)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	78,321	(39,970)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the year	127,738	109,371
Less: Cash balance of discontinued operations, end of the year	—	127,738
CASH AND CASH EQUIVALENTS, beginning of the year	112,884	171,221

CASH AND CASH EQUIVALENTS, end of the year	$318,943	$112,884

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment, and also completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, these schools and campuses are reported as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2013	2012(1)
REVENUE:
CTU	$87,735	$89,283
AIU	49,088	65,223

Total University Schools	136,823	154,506

Health Education	33,185	36,046
Culinary Arts	42,778	49,694
Design & Technology	22,308	28,220

Total Career Schools	98,271	113,960

Corporate and Other	—	5

Subtotal	235,094	268,471
Transitional Schools (2)	12,000	34,805

Total	$247,094	$303,276

OPERATING (LOSS) INCOME:
CTU	$21,752	$13,344
AIU	(3,793)	(1,727)

Total University Schools	17,959	11,617

Health Education(6)	(7,380)	(11,104)
Culinary Arts(3)	(28,409)	(21,863)
Design & Technology(4)	(9,016)	(5,876)

Total Career Schools	(44,805)	(38,843)

Corporate and Other	(8,621)	(9,445)

Subtotal	(35,467)	(36,671)
Transitional Schools (2) (5)	(23,558)	(54,856)

Total	$(59,025)	$(91,527)

OPERATING (LOSS) MARGIN:
CTU	24.8%	14.9%
AIU	-7.7%	-2.6%
Total University Schools	13.1%	7.5%
Health Education	-22.2%	-30.8%
Culinary Arts	-66.4%	-44.0%
Design & Technology	-40.4%	-20.8%
Total Career Schools	-45.6%	-34.1%
Corporate and Other	NM	NM
Subtotal	-15.1%	-13.7%
Transitional Schools	-196.3%	-157.6%
Total	-23.9%	-30.2%

(1)	During the fourth quarter of 2013, the Company completed the sale and transfer of control of its International Segment and announced the teach-out of additional campuses. Prior period results have been recast to report the International Segment as a component of discontinued operations and to report the schools being taught out within the Transitional Schools segment.

(2)	The Company completed the teach-out of SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

(3)	Fourth quarter 2013 expenses include $15.5 million related to a pending legal settlement. Fourth quarter 2012 expenses include a non-cash trade name impairment charge of $8.1 million.

(4)	Fourth quarter 2013 expenses include $4.0 million in non-cash asset impairment charges related to long-lived assets for ongoing schools ($2.3) and decisions made to exit certain leased facilities ($1.7).

(5)	Fourth quarter 2013 and 2012 expenses include non-cash asset impairment charges of $2.5 million and $28.3 million, respectively.

(6)	Fourth quarter 2012 includes a $3.5 million non-cash trade name impairment charge related to the Sanford-Brown and Missouri College trade names.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2013	2012(1)
REVENUE:
CTU	$347,255	$363,935
AIU	231,606	304,208

Total University Schools	578,861	668,143

Health Education	125,845	153,441
Culinary Arts	177,549	224,842
Design & Technology	96,348	124,611

Total Career Schools	399,742	502,894

Corporate and Other	—	55

Subtotal	978,603	1,171,092
Transitional Schools (2)	78,757	173,788

Total	$1,057,360	$1,344,880

OPERATING (LOSS) INCOME:
CTU	$63,460	$54,928
AIU	(5,556)	20,896

Total University Schools	57,904	75,824

Health Education (3)	(50,480)	(70,888)
Culinary Arts (4)	(81,218)	(33,854)
Design & Technology (5)	(30,542)	(56,747)

Total Career Schools	(162,240)	(161,489)

Corporate and Other (6)	(33,600)	(7,699)

Subtotal	(137,936)	(93,364)
Transitional Schools (2) (7)	(76,748)	(103,637)

Total	$(214,684)	$(197,001)

OPERATING (LOSS) MARGIN:
CTU	18.3%	15.1%
AIU	-2.4%	6.9%
Total University Schools	10.0%	11.3%
Health Education	-40.1%	-46.2%
Culinary Arts	-45.7%	-15.1%
Design & Technology	-31.7%	-45.5%
Total Career Schools	-40.6%	-32.1%
Corporate and Other	NM	NM
Subtotal	-14.1%	-8.0%
Transitional Schools	-97.4%	-59.6%
Total	-20.3%	-14.6%

(1)	During 2013, the Company completed the sale and transfer of control of its International Segment and announced the teach-out of six additional campuses. Prior period results have been recast to report the International Segment as a component of discontinued operations and to report the schools being taught out within the Transitional Schools segment.

(2)	The Company completed the teach-out of SBC Hazelwood, SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

(3)	2013 expenses include $8.8 million related to the settlement of a legal matter and a non-cash trade name impairment charge of $1.7 million. 2012 expenses include non-cash goodwill and trade name impairment charges of $41.3 million and $3.5 million, respectively.

(4)	2013 expenses include $15.5 million related to a pending legal settlement and a non-cash trade name impairment charge of $13.0 million. 2012 expenses include a non-cash trade name impairment charge of $8.1 million.

(5)	2013 expenses include $4.1 million of non-cash asset impairment charges related to long-lived assets for ongoing schools ($2.3) and decisions made to exit certain leased facilities ($1.8). 2012 expenses include a $40.8 million non-cash goodwill impairment charge.

(6)	The 2012 operating loss includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies.

(7)	2013 expenses include $2.6 million of non-cash asset impairment charges and $1.7 million related to the settlement of a legal matter. 2012 expenses include $28.4 million of non-cash asset impairment charges, a $1.3 million non-cash goodwill impairment charge, and a $1.0 million non-cash tradename impairment expense.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except share and per share amounts)

	For the Quarter Ended December 31,
	2013		2012
	Operating Loss	Loss per Diluted Share (2)	Operating Loss	Loss per Diluted Share (2)
As Reported	$(59.0)	$(1.61)	$(91.5)	$(1.07)
Reconciling Items:
Legal Settlements (3)	15.7	0.15	—	—
Asset Impairments (4)	7.0	0.07	40.8	0.40
Severance and Related Costs (5)	1.8	0.02	13.1	0.13
Deferred Tax Asset Valuation Allowance (6)		1.08		—

Adjusted to Exclude Significant Items	$(34.5)	$(0.29)	$(37.6)	$(0.54)

Diluted Weighted Average Shares Outstanding		66,916		66,199

	For the Year Ended December 31,
	2013		2012
	Operating Loss	Loss per Diluted Share (2)	Operating Loss	Loss per Diluted Share (2)
As Reported	$(214.7)	$(3.02)	$(197.0)	$(2.24)
Reconciling Items:
Legal Settlements (3)	26.0	0.25	—	—
Goodwill and Asset Impairments (7)	22.7	0.22	125.5	1.62
Severance and Related Costs (5)	6.2	0.06	14.0	0.14
Insurance Recoveries (8)	—	—	(19.0)	(0.19)
Deferred Tax Asset Valuation Allowance (6)		1.08		—

Adjusted to Exclude Significant Items	$(159.8)	$(1.41)	$(76.5)	$(0.67)

Diluted Weighted Average Shares Outstanding		66,738		66,475

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Loss per diluted share is based on loss from continuing operations and assumes a 35% tax rate for each deductible item.

(3)	A $15.5 million charge related to a pending legal settlement was recorded within Culinary Arts in the fourth quarter of 2013; year to date legal settlements include $10.5 million for the settlement of a legal matter recorded within Health Education ($8.8) and Transitional Schools ($1.7).

(4)	In fourth quarter 2013, non-cash asset impairment charges of $7.0 million were recorded primarily within Design & Technology ($4.0) related to long-lived assets for ongoing schools ($2.3) and decisions made to exit certain leased facilities ($1.7), and Transitional Schools ($2.5) for schools being taught out. 2012 included non-cash asset impairment charges of $29.2 million recorded primarily within Transitional Schools ($28.3) and $11.6 million of non-cash trade name impairment charges attributable to Culinary Arts ($8.1) and Health Education ($3.5)

(5)	Severance and related costs were recorded in 2013 and 2012 in connection with both the reduction in force and campus closure actions. In 2013, these costs were principally recorded within Transitional Schools ($2.1 million) and Corporate and Other ($2.1 million). The 2012 severance and related costs of $14.0 million were recorded within Transitional Schools ($6.7), AIU ($1.8), Health Education ($1.6), Corporate ($1.6), Design & Technology ($1.4), Culinary Arts ($0.6) and CTU ($0.3).

(6)	Fourth quarter of 2013 included a deferred tax valuation allowance of $72.2 million recorded within income tax benefit of continuing operations.

(7)	2013 includes non-cash trade name impairment charges of $14.7 million attributable to Culinary Arts ($13.0) and Health Education ($1.7) and $8.0 million of non-cash asset impairment charges, of which $7.0 million were recorded in the fourth quarter. In addition to the fourth quarter asset impairment charges, 2012 expenses include non-cash goodwill impairment charges of $83.4 million, of which $73.6 million is non-deductible for income tax purposes, primarily applicable to Health Education ($41.3) and Design & Technology ($40.8) and additional non-cash asset impairment charges of $1.3 million.

(8)	2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies.